Exhibit 10.1

Execution Copy

TRANSFER AND SALE AGREEMENT

by and between

HARLEY-DAVIDSON CREDIT CORP.,

as Seller

and

HARLEY-DAVIDSON CUSTOMER FUNDING CORP.,

as Purchaser

Dated as of January 1, 2015

i

THIS TRANSFER AND SALE AGREEMENT, dated as of January 1, 2015 (this “Agreement”), is made by and between Harley-Davidson Credit Corp., a Nevada corporation, as seller hereunder (together with its successors and assigns “Harley-Davidson Credit” or “Seller”), and Harley-Davidson Customer Funding Corp., a Nevada corporation and wholly-owned subsidiary of Seller (together with its successors and assigns “Trust Depositor”), as purchaser hereunder.

WHEREAS, in the regular course of its business, Seller purchases and services (i) motorcycle retail installment sale contracts from Harley-Davidson motorcycle retailers and (ii) motorcycle promissory notes and security agreements from Eaglemark Savings Bank, each of which contracts provides for installment payment obligations by or on behalf of the retailer’s customer/purchaser and grants a security interest in the related motorcycle in order to secure such obligations;

WHEREAS, Seller and Trust Depositor wish to set forth the terms and conditions pursuant to which Trust Depositor will acquire the “Contract Assets”, as hereinafter defined; and

WHEREAS, Trust Depositor intends concurrently with its purchase of Contract Assets hereunder to convey all right, title and interest in such Contract Assets to Harley-Davidson Motorcycle Trust 2015-1 (the “Trust”) pursuant to the Sale and Servicing Agreement dated as of January 1, 2015 by and among Trust Depositor, Harley-Davidson Credit, as Servicer, the Trust, as issuer (the “Issuer”), and The Bank of New York Mellon Trust Company, N.A., as Indenture Trustee (as amended, supplemented or otherwise modified from time to time, the “Sale and Servicing Agreement”), executed concurrently herewith;

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, Seller and Trust Depositor agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.        General.  Unless otherwise defined in this Agreement, capitalized terms used herein (including in the preamble above) shall have the meanings assigned to them in the Sale and Servicing Agreement.

ARTICLE II

TRANSFER OF CONTRACTS; ASSIGNMENT OF AGREEMENT

Section 2.01.        Closing.  Subject to and upon the terms and conditions set forth in this Agreement, Seller hereby sells, transfers, assigns, sets over and otherwise conveys to Trust Depositor, in consideration of Trust Depositor’s payment of a purchase price in cash of $760,869,603.40 (less fees and expenses in connection with the offering and sale of the Notes and certain deposits to the Reserve Fund on the Closing Date) and the Trust’s issuance of the Certificate to the Trust Depositor, (i) all the right, title and interest of Seller in and to the Contracts listed on the List of Contracts in effect on the Closing Date (including, without limitation, all security interests created thereunder), (ii) all rights of the Seller to payments which are collected pursuant thereto after the Cutoff Date, including any liquidation proceeds therefrom, (iii) all rights of Seller under any theft, physical damage, credit life, disability or other individual insurance policy (and rights under a “forced placed” policy, if any), any debt insurance policy or any debt cancellation agreement relating to any such Contract, an Obligor or a Motorcycle securing such Contract, (iv) all security interests in each such Motorcycle, (v) all documents contained in the related Contract Files, (vi) all rights of Seller in the Lockbox, Lockbox Account and related Lockbox Agreement to the extent they relate to the Contracts (but excluding payments received on or before the Cutoff Date), (vii) all rights (but not the obligations) of the Seller under any motorcycle dealer agreements between the dealers (i.e., the originators of certain Contracts) and the Seller, (viii) all rights of Seller to rebates of premiums and other amounts relating to insurance policies, debt cancellation agreements, extended service contracts or other repair agreements and other items financed under such Contracts and (ix) all proceeds and products of the foregoing (items (i) - (ix) being collectively referred to herein as the “Contract Assets”).  Although Seller and Trust Depositor agree that any such transfer is intended to be a sale of ownership in the Contract Assets, rather than the mere granting of a security interest to secure a borrowing, in the event such transfer is deemed to be of a mere security interest to secure indebtedness, Seller shall be deemed to have granted Trust Depositor a perfected first priority security interest in such Contract Assets and this Agreement shall constitute a security agreement under applicable law.  If such transfer is deemed to be the mere granting of a security interest to secure a borrowing, Trust Depositor may, to secure Trust Depositor’s own borrowing under the Sale and Servicing Agreement (to the extent that the transfer of the Contract Assets thereunder is deemed to be a mere granting of a security interest to secure a borrowing) repledge and reassign (i) all or a portion of the Contract Assets pledged to Trust Depositor and not released from the security interest of this Agreement at the time of such pledge and assignment, and (ii) all proceeds thereof.  Such repledge and reassignment may be made by Trust Depositor with or without a repledge and reassignment by Trust Depositor of its rights under this Agreement, and without further notice to or acknowledgment from Seller.  Seller waives, to the extent permitted by applicable law, all claims, causes of action and remedies, whether legal or equitable (including any right of setoff), against Trust Depositor or any assignee of Trust Depositor relating to such action by Trust Depositor in connection with the transactions contemplated by the Sale and Servicing Agreement.  To the extent the cash purchase price for the Contract Assets sold by the Seller to the Trust Depositor is less than the Pool Balance as of the Cutoff Date, the difference shall be deemed to be a capital contribution by the Seller to the Trust Depositor.

Section 2.02.        Conditions to the Closing.  On or before the Closing Date, Seller shall deliver or cause to be delivered to Trust Depositor each of the documents, certificates and other items as follows:

(a)           The List of Contracts, certified by the Chairman of the Board, President or any Vice President of Seller together with an Assignment substantially in the form attached as Exhibit A hereto.

(b)           A certificate of an officer of Seller substantially in the form of Exhibit B hereto.

(c)           An opinion of counsel for Seller substantially in form and substance reasonably satisfactory to the Underwriters (and including as an addressee thereof each Rating Agency).

(d)           A letter or letters from Ernst & Young LLP, or another nationally recognized accounting firm, addressed to Seller, Trust Depositor, the Issuer and the Underwriters and stating that such firm has reviewed a sample of the Contracts and performed specific procedures for such sample with respect to certain contract terms and identifying those Contracts which do not so conform.

(e)           Copies of resolutions of the Board of Directors of Seller or of the Executive Committee of the Board of Directors of Seller approving the execution, delivery and performance of this Agreement and the transactions contemplated hereunder, certified in each case by the Secretary or an Assistant Secretary of Seller.

(f)            Officially certified recent evidence of due incorporation and good standing of Seller under the laws of Nevada.

(g)           A UCC financing statement naming Seller as debtor, naming Trust Depositor and the Issuer as assignor secured parties, naming the Indenture Trustee as secured party and identifying the Contract Assets as collateral, in proper form for filing with the appropriate office in Nevada; a UCC financing statement naming Trust Depositor as debtor, naming the Trust as assignor secured party, naming the Indenture Trustee as secured party and identifying the Trust Corpus as collateral, in proper form for filing with the appropriate office in Nevada; and a UCC financing statement naming the Issuer as debtor, naming the Indenture Trustee, as secured party and identifying the Collateral as collateral, in proper form for filing with the appropriate office in Delaware.

(h)           An Officer’s Certificate from Seller certifying that the Seller, on or prior to the Closing Date, has indicated in its computer files, in accordance with its customary standards, policies and procedures, that the Contracts have been conveyed to the Trust Depositor pursuant to this Agreement.

(i)            The documents, certificates and other items described in Section 2.02 of the Sale and Servicing Agreement, to the extent not already described above.

Section 2.03.        Assignment of Agreement.  Trust Depositor has the right to assign its interest under this Agreement to the Issuer as may be required to effect the purposes of the Sale and Servicing Agreement, without further notice to, or consent of, Seller, and the Issuer shall succeed to such of the rights of Trust Depositor hereunder as shall be so assigned.  Seller acknowledges that (i) pursuant to the Sale and Servicing Agreement, Trust Depositor will assign all of its right, title and interest in and to the Contract Assets and its right to exercise the remedies created by Section 5.01 hereof for breaches of representations and warranties of Seller contained in Sections 3.01, 3.02, 3.03 and 3.04 hereof to the Issuer and (ii) pursuant to the Indenture, the Issuer shall assign such rights to the Indenture Trustee for the benefit of the Noteholders.  Seller agrees that, upon such assignments to the Issuer and the Indenture Trustee, such representations will run to and be for the benefit of the Issuer and the Indenture Trustee and the Issuer and the Indenture Trustee may enforce directly, without joinder of Trust Depositor, the obligations of Seller set forth herein.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Seller makes the following representations and warranties, on which Trust Depositor will rely in purchasing the Contract Assets on the Closing Date and concurrently reconveying the same to the Trust, and on which the Trust, the Indenture Trustee and the Noteholders will rely under the Sale and Servicing Agreement and the Indenture.  Such representations speak as of the execution and delivery of this Agreement and as of the Closing Date, but shall survive the sale, transfer and assignment of the Contracts to the Trust and the pledge of the Contracts to the Indenture Trustee.  The repurchase obligation of Seller set forth in Section 5.01 below and in Section 7.08 of the Sale and Servicing Agreement constitutes the sole remedy available for a breach of a representation or warranty of Seller set forth in Section 3.02, 3.03 or 3.04 of this Agreement.

Section 3.01.        Representations and Warranties Regarding Seller.  Seller represents and warrants, as of the execution and delivery of this Agreement and as of the Closing Date, that:

(a)           Organization and Good Standing.  Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power to own its assets and to transact the business in which it is currently engaged.  Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or otherwise) of Seller or Trust Depositor.

(b)           Authorization; Binding Obligation.  Seller has the power and authority to make, execute, deliver and perform this Agreement and the other Transaction Documents to which the Seller is a party and all of the transactions contemplated under this Agreement and the other Transaction Documents to which the Seller is a party, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents to which the Seller is a party.  This Agreement and the other Transaction Documents to which the Seller is a party constitute the legal, valid and binding obligations of Seller enforceable in accordance with their terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies.

(c)           No Consent Required.  Seller is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement and the other Transaction Documents to which the Seller is a party.

(d)           No Violations.  Seller’s execution, delivery and performance of this Agreement and the other Transaction Documents to which the Seller is a party will not violate any provision of any existing law or regulation or any order or decree of any court or the Articles of Incorporation or Bylaws of Seller, or constitute a material breach of any mortgage, indenture, contract or other agreement to which Seller is a party or by which Seller or any of Seller’s properties may be bound.

(e)           Litigation.  No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of Seller threatened, against Seller or any of its properties or with respect to this Agreement or any other Transaction Document to which the Seller is a party which, if adversely determined, would in the opinion of Seller have a material adverse effect on the business, properties, assets or condition (financial or other) of Seller or the transactions contemplated by this Agreement or any other Transaction Document to which the Seller is a party.

(f)            State of Incorporation; Name; No Changes.  Seller’s state of incorporation is the State of Nevada.  Seller’s exact legal name is as set forth in the first paragraph of this Agreement.  Seller has not changed its name whether by amendment of its Articles of Incorporation, by reorganization or otherwise, and has not changed its state of incorporation, within the four months preceding the Closing Date.

(g)           Solvency.  The Seller, after giving effect to the conveyances made by it hereunder, is Solvent.

Section 3.02.        Representations and Warranties Regarding Each Contract.  Seller represents and warrants as to each Contract as of the execution and delivery of this Agreement and as of the Closing Date, that:

(a)           List of Contracts.  The information set forth in the List of Contracts is true, complete and correct in all material respects as of the Cutoff Date.

(b)           Payments.  As of the Cutoff Date, the most recent scheduled payment with respect to any Contract either had been made or was not delinquent for 30 days or more.  To the best of Seller’s knowledge, all payments made on each Contract were made by the respective Obligor or under a debt insurance policy or debt cancellation agreement.

(c)           No Waivers.  As of the Closing Date, the terms of the Contracts have not been waived, altered or modified in any material respect, except by instruments or documents included in the related Contract File.

(d)           Binding Obligation.  Each Contract is a legal, valid and binding payment obligation of the Obligor thereunder and is enforceable in accordance with its terms, except as such enforceability may be limited by insolvency, bankruptcy, moratorium, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally.

(e)           No Defenses.  No Contract is subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of such Contract or the exercise of any right thereunder will not render the Contract unenforceable in whole or in part or subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto.

(f)            Insurance.  The Seller, in accordance with its policies and procedures, has determined that, as of the date of origination of each Contract, the related Obligor had obtained or agreed to obtain physical damage insurance covering the Motorcycle.  The terms of each Contract require that for the term of such Contract the Motorcycle securing such Contract will be covered by physical damage insurance.

(g)           Origination.  Each Contract (i) was originated by a Harley-Davidson motorcycle dealer or by Eaglemark Savings Bank, in each case, in the regular course of its business, (ii) was fully and properly executed by the parties thereto, and (iii) has been purchased by Seller in the regular course of its business.  Each Contract was sold by Eaglemark Savings Bank or such motorcycle dealer, as the case may be, to the Seller without any fraud or misrepresentation on the part of Eaglemark Savings Bank or, to the knowledge of the Seller, such motorcycle dealer.

(h)           Lawful Assignment.  No Contract was originated in or is subject to the laws of any jurisdiction whose laws would make the sale, transfer and assignment of the Contract under this Agreement or under the Sale and Servicing Agreement or the pledge of the Contract under the Indenture unlawful, void or voidable.

(i)            Compliance with Law.  None of the Contracts, the origination of the Contracts by Harley-Davidson motorcycle dealers or Eaglemark Savings Bank, the purchase of the Contracts by the Seller, the sale of the Contracts by the Seller to the Trust Depositor or the transfer of the Contracts by the Trust Depositor to the Trust, or any combination of the foregoing, violated at the time of origination or as of the Closing Date, as applicable, in any material respect any requirement of any federal, state or local law and regulations thereunder, including, without limitation, usury, truth in lending, motor vehicle installment loan and equal credit opportunity laws, applicable to the Contracts and the sale of Motorcycles.

(j)            Contract in Force.  As of the Closing Date, no Contract has been satisfied or subordinated in whole or in part or rescinded, and the related Motorcycle securing any Contract has not been released from the lien of the Contract in whole or in part.

(k)           Valid Security Interest.  Each Contract creates a valid, subsisting and enforceable security interest in favor of Seller or Eaglemark Savings Bank (as the case may be) in the Motorcycle covered thereby, and such security interest has been validly assigned by Eaglemark Savings Bank to Seller (where applicable) and by Seller to the Trust Depositor.  Seller’s security interest has been validly assigned by the Seller to the Trust Depositor pursuant to this Agreement and by the Trust Depositor to the Issuer pursuant to the Sale and Servicing Agreement.  Immediately prior to the transfer, assignment and conveyance thereof, each Contract is secured by a first priority, validly perfected security interest in the Motorcycle covered thereby in favor of the Seller or Eaglemark Savings Bank as secured party or all necessary and appropriate actions have been commenced that would result in a first priority, validly perfected security interest in the Motorcycle covered thereby in favor of the Seller or Eaglemark Savings Bank as secured party, except, in each case, as to priority for any Permitted Liens.

(l)            Good Title.  Each Contract was purchased by Seller for value and taken into possession prior to the Cutoff Date in the ordinary course of its business, without knowledge that the Contract was subject to a security interest.  No Contract has been sold, assigned or pledged by Seller to any person other than Trust Depositor and the Issuer as the transferee of Trust Depositor, and prior to the transfer of the Contract to Trust Depositor, Seller had good and marketable title to each Contract free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, except for any Permitted Liens, and was the sole owner thereof and had full right to transfer the Contract to Trust Depositor, and, immediately upon the transfer of each Contract by the Seller, the Trust Depositor shall have good and marketable title to each Contract free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and, immediately upon the transfer of each Contract by the Trust Depositor, the Issuer shall have good and marketable title to each Contract free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, other than the liens created by the Indenture and any Permitted Liens.

(m)          No Defaults.  As of the Cutoff Date, to Seller’s actual knowledge, no default, breach, violation or event permitting acceleration existed with respect to any Contract and no event had occurred which, with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event permitting acceleration under such Contract.  Seller has not waived any such default, breach, violation or event permitting acceleration.  As of the Cutoff Date, no Motorcycle had been repossessed.

(n)           No Liens.  As of the Closing Date, there are, to the best of Seller’s knowledge, no liens or claims which have been filed for work, labor or materials affecting the Motorcycle securing any Contract which are liens prior to, or equal with, the lien of the Indenture on such Contract, except for any Permitted Liens.

(o)           Installments.  Each Contract has a fixed Contract Rate and provides for monthly payments of principal and interest which, if timely made, would fully amortize the loan on a simple-interest basis over its term.

(p)           Enforceability.  Each Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the collateral of the benefits of the security.

(q)           One Original; Owner of Record.  Each Contract is evidenced by only one original executed tangible record constituting or forming a part of each Contract that is “tangible chattel paper” or a single “authoritative copy” of each electronic record constituting or forming a part of each Contract that is “electronic chattel paper”, which tangible record or “authoritative copy” is held (or, in the case of “electronic chattel paper”, maintained) by the Servicer or its designee, as custodian on behalf of the Issuer (terms in quotation marks have the meaning assigned to them in the UCC).  The Seller is identified as the “owner of record” on all electronic chattel paper, and the Seller has “control”, as defined in Section 9-105 of the UCC, of all electronic chattel paper. The Contracts do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed by the Seller to any Person other than the Purchaser.  All financing statements filed or to be filed against the Seller in favor of the Purchaser in connection herewith describing the Contracts contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement, except as provided in the Transfer and Sale Agreement, will violate the rights of the Purchaser.”

(r)            No Government Obligors.  No Obligor is the United States government or an agency, authority, instrumentality or other political subdivision of the United States government.

(s)            Lockbox Bank.  All Obligors have been instructed to make payments to a Lockbox Account (either directly by remitting payments to a Lockbox, or indirectly by making payments through direct debit, the telephone or the internet to an account of the Servicer which payments will be subsequently transferred from such account to one or more Lockbox Banks), and no person claiming through or under Seller has any claim or interest in a Lockbox Account other than the related Lockbox Bank; provided, however, that other Persons may have an interest in certain other collections therein not related to the Contracts.

(t)            Obligor Bankruptcy.  At the Cutoff Date, no Obligor was the subject of a bankruptcy proceeding according to the records of the Seller.

(u)           Chattel Paper.  Each Contract constitutes “tangible chattel paper” or “electronic chattel paper” within the meaning of the UCC.

(v)           Contract Not Assumable.  No Contract is assumable by another Person in a manner which would release the Obligor thereof from such Obligor’s obligations to the Trust Depositor with respect to such Contract.

(w)          Selection Criteria.  Each Contract is secured by a new or used Motorcycle.  No Contract has a Contract Rate less than 1.00%.  Each Contract amortizes the amount financed over an original term no greater than 84 months (excluding periods of deferral of first payment).  Each Contract has a Principal Balance of at least $500.00 as of the Cutoff Date.

Section 3.03.        Representations and Warranties Regarding the Contracts in the Aggregate.  Seller represents and warrants, as of the execution and delivery of this Agreement and as of the Closing Date, that:

(a)           Amounts.  The Pool Balance as of the Cutoff Date equals or exceeds the aggregate principal amount of the Notes on the Closing Date.

(b)           Characteristics.  The Contracts have the following characteristics: (i) all the Contracts are secured by Motorcycles; (ii) no Contract has a remaining maturity of more than 84 months; and (iii) the final scheduled payment on the Contract with the latest maturity is due no later than January 19, 2022.  Approximately 66.96% of the Pool Balance as of the Cutoff Date is attributable to loans for purchases of new Motorcycles and approximately 33.04% is attributable to loans for purchases of used Motorcycles.  No Contract was originated after the Cutoff Date.  No Contract has a Contract Rate less than 1.00%.  Approximately 99.77% of the Pool Balance as of the Cutoff Date is attributable to loans for purchases of Motorcycles manufactured by Harley-Davidson Motor Company, and approximately 0.23% of the Pool Balance as of the Cutoff Date is attributable to loans to purchase Motorcycles not manufactured by Harley-Davidson Motor Company.

(c)           Marking Records.  As of the Closing Date, Seller has caused the Computer File relating to the Contracts sold hereunder and concurrently reconveyed by Trust Depositor to the Trust and pledged by the Trust to the Indenture Trustee to be clearly and unambiguously marked to indicate that such Contracts constitute part of the Trust Corpus, are owned by the Trust and constitute security for the Notes.

(d)           No Adverse Selection.  No selection procedures adverse to Noteholders have been employed in selecting the Contracts.

(e)           True Sale.  The transactions contemplated by this Agreement and the Sale and Servicing Agreement constitute valid sales, transfers and assignments from Seller to Trust Depositor and from Trust Depositor to the Trust of all of Seller’s right, title and interest in the Contract Assets as of the Closing Date.

(f)            All Filings Made.  All filings (including, without limitation, UCC filings) required to be made by any Person and actions required to be taken or performed by any Person in any jurisdiction to give the Indenture Trustee a first priority perfected security interest (subject only to the liens permitted by the Indenture) in the Contracts, the proceeds thereof and the rest of the Collateral have been made, taken or performed.

Section 3.04.                         Representations and Warranties Regarding the Contract Files.  Seller represents and warrants, as of the execution and delivery of this Agreement and as of the Closing Date, that:

(a)                                 Possession.  Immediately prior to the Closing Date, the Servicer or its custodian will have possession of each original Contract and the related complete Contract File.  Each of such documents which is required to be signed by the Obligor has been signed by the Obligor in the appropriate spaces.  All blanks on any form have been properly filled in and each form has otherwise been correctly prepared.  The complete Contract File for each Contract currently is in the possession of the Servicer or its custodian.

(b)                                 Bulk Transfer Laws.  The transfer, assignment and conveyance of the Contracts and the Contract Files by Seller pursuant to this Agreement and by Trust Depositor pursuant to the Sale and Servicing Agreement is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

ARTICLE IV

PERFECTION OF TRANSFER AND PROTECTION OF SECURITY INTERESTS

Section 4.01.                         Custody of Contracts.  The contents of each Contract File shall be held by the Servicer, or its custodian, for the benefit of the Trust as the owner thereof in accordance with the Sale and Servicing Agreement.

Section 4.02.                         Filing.  On or prior to the Closing Date, Seller shall cause the UCC financing statements referred to in Section 2.02(g) hereof and in Section 2.02(g) of the Sale and Servicing Agreement to be filed and from time to time Seller shall take and cause to be taken such actions and execute such documents as are necessary or desirable or as Trust Depositor or the Trust may reasonably request to perfect and protect the Trust Depositor’s and the Trust’s ownership interest in the Contract Assets against all other persons, including, without limitation, the filing of financing statements, amendments thereto and continuation statements, the execution of transfer instruments and the making of notations on or taking possession of all records or documents of title.  The Seller authorizes the Trust Depositor to file financing statements describing the Contract Assets as collateral.  All financing statements filed or to be filed against the Seller in favor of the Trust Depositor or the Trust in connection herewith describing the Contract Assets as collateral shall contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement, except as permitted in the Transfer and Sale Agreement or Sale and Servicing Agreement, will violate the rights of the Secured Party.”

Section 4.03.                         Name Change or Relocation.  (a) During the term of this Agreement, Seller shall not change its name, identity or structure or state of incorporation without first giving at least 30 days’ prior written notice to Trust Depositor and to the Trustees.

(b)                                 If any change in Seller’s name, identity or structure or other action would make any financing statement or notice of ownership interest or lien filed under this Agreement seriously misleading within the meaning of applicable provisions of the UCC or any title statute, Seller, no later than five days after the effective date of such change, shall file such amendments, if any, as may be required to preserve and protect the Trust Depositor’s and the Trust’s interests in the Contract Assets and proceeds thereof.  In addition, Seller shall not change its state of incorporation unless it has first taken such action as is advisable or necessary to preserve and protect the Trust Depositor’s and the Trusts’

interest in the Contract Assets.  Promptly after taking any of the foregoing actions, Seller shall deliver to Trust Depositor and the Trustees an opinion of counsel stating that, in the opinion of such counsel, all financing statements or amendments necessary to preserve and protect the interests of the Trust Depositor and the Trust in the Contract Assets have been filed, and reciting the details of such filing.

Section 4.04.                         Costs and Expenses.  Seller agrees to pay all reasonable costs and disbursements in connection with the perfection and the maintenance of perfection, as against all third parties, of (i) Trust Depositor’s, the Issuer’s and the Indenture Trustee’s right, title and interest in and to the Contract Assets (including, without limitation, the security interests in the Motorcycles related thereto) and (ii) the security interests provided for in the Indenture.

Section 4.05                            Sale Treatment.  Each of Seller and Trust Depositor shall treat the transfer of Contract Assets to the Trust Depositor as a sale or capital contribution for all purposes, although the Seller and the Trust Depositor acknowledge that the consolidated financial statements of the Seller and the Trust Depositor shall be prepared in accordance with generally accepted accounting principles and, as a result of the consolidation required by generally accepted accounting principles, the transfers will be reflected as a financing by the Seller in its consolidated financial statements; provided, however, that (i) appropriate notations shall be made in any such consolidated financial statements (or in the accompanying notes) to indicate that the Trust Depositor is a separate legal entity from the Seller and to indicate that the Trust Depositor’s assets and credit are not available to satisfy the debts and other obligations of the Seller, (ii) such assets shall also be listed separately on any balance sheet of the Trust Depositor prepared on a stand alone basis, and (iii) following the occurrence of any bankruptcy, insolvency or similar event in respect of the Seller, the Contracts and Contract Assets purportedly conveyed to the Trust Depositor hereunder would not constitute part of the Seller’s estate in bankruptcy.

Section 4.06                            Separateness from Trust Depositor.  The Seller agrees to take or refrain from taking or engaging in with respect to the Trust Depositor each of the actions or activities specified in the “substantive consolidation” opinion of Foley & Lardner LLP (or in any related certificate of Seller) delivered on the Closing Date, upon which the conclusions expressed therein are based.

ARTICLE V

REMEDIES UPON MISREPRESENTATION

Section 5.01.                         Repurchases of Contracts for Breach of Representations and Warranties.

(a)                                 Seller hereby agrees, for the benefit of the Issuer, the Indenture Trustee and the Trust Depositor, that it shall repurchase a Contract (together with all related Contract Assets), at its Repurchase Price, not later than two Business Days prior to the first Distribution Date after the last day of the calendar month in which the Seller becomes aware or receives written notice from Trust Depositor, either of the Trustees or the Servicer of any breach of a representation or warranty of Seller set forth in Article III of this Agreement that materially adversely affects Trust Depositor’s or the Trust’s interest in such Contract (without regard to the benefits of the Reserve Fund) and which breach has not been cured; provided, however, that with respect to any Contract described on the List of Contracts with respect to an incorrect unpaid Principal Balance which Seller would otherwise be required to repurchase pursuant to this Section 5.01(a) and Section 7.08 of the Sale and Servicing Agreement, Seller may, in lieu of repurchasing such Contract, deposit in the Collection Account not later than one Business Day prior to such Distribution Date cash in an amount sufficient to cure any deficiency or discrepancy; and provided further that with respect to a breach of a representation or warranty relating to the Contracts in the aggregate and not to any particular Contract, Seller may select Contracts (without adverse selection) to repurchase such that had such Contracts not been reconveyed by Trust Depositor and included as part of the Trust there would have been no breach of such representation or warranty; provided further that the failure to maintain perfection of the security interest in the Motorcycle securing a Contract in accordance with the Sale and Servicing Agreement shall be deemed to be a breach materially and adversely affecting the Trust’s interest in the Contracts or in the related Contract Assets.

(b)                                 If the Servicer determines in good faith that the representation and warranty of the Seller as set forth in Section 3.02(i) herein may have been violated with respect to one or more Contracts, and that amendment of the terms of such Contract(s) could better ensure compliance with applicable laws and if the Seller shall have notified the Servicer in writing of its intention to amend the terms of such Contract(s) to ensure compliance with applicable laws upon reacquisition pursuant to Section 7.08(b) of the Sale and Servicing Agreement and this Agreement, the Servicer shall give prompt written notice of such determination to the other parties. The Seller shall reacquire from the Trust Depositor, in accordance with Section 7.08 of the Sale and Servicing Agreement, a Contract at its Purchase Price (which shall be deposited into the Collection Account), not later than two Business Days prior to the first Distribution Date after the last day of the calendar month in which the Trust Depositor and the Seller receive the written notice from the Servicer described above; provided, however, that no Contract shall be reacquired pursuant to this Section 5.01(b) if, after giving effect to such reacquisition, the aggregate Principal Balance of the Contracts so reacquired, measured as of the Cutoff Date, would exceed 10% of the Pool Balance as of the Cutoff Date.  For the avoidance of doubt, this provision does not limit the obligation of the Seller to repurchase any Contract for which there is a breach of a representation or warranty of the Seller as set forth in Article III of this Agreement and there shall be no limitation on the Principal Balance or the number of Contracts that are required to be repurchased by the Seller in connection with a breach of a representation or warranty of the Seller as set forth in Article III of this Agreement.

(c)                                  Notwithstanding any other provision of this Agreement, the obligations of Seller under this Section 5.01 and under Section 7.08 of the Sale and Servicing Agreement shall not terminate upon a Service Transfer pursuant to Article Eight of the Sale and Servicing Agreement.

ARTICLE VI

INDEMNITIES

Section 6.01.                         Seller Indemnification.  Seller will defend and indemnify Trust Depositor, the Trust, the Trustees, any agents of the Trustees and the Noteholders against any and all costs, expenses, losses, damages, claims and liabilities, joint or several, including reasonable fees and expenses of counsel and expenses of litigation arising out of or resulting from (i) this Agreement or the use, ownership or operation of any Motorcycle by Seller or the Servicer or any Affiliate of either, (ii) any representation or warranty or covenant made by Seller in this Agreement being untrue or incorrect (subject to the third sentence of the preamble to Article III of this Agreement above), and (iii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or in any amendment thereto or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement was made in conformity with information furnished to Trust Depositor by Seller specifically for use therein.  Notwithstanding any other provision of this Agreement, the obligation of Seller under this Section 6.01 shall not terminate upon a

Service Transfer pursuant to Article Eight of the Sale and Servicing Agreement and shall survive any termination of that agreement or this Agreement.

Section 6.02.                         Liabilities to Obligors.  No obligation or liability to any Obligor under any of the Contracts is intended to be assumed by the Trustees, the Trust or the Noteholders under or as a result of this Agreement and the transactions contemplated hereby.

Section 6.03.                         Tax Indemnification.  Seller covenants and agrees to pay, and to indemnify, defend and hold harmless the Trust Depositor, the Trust, the Trustees or the Noteholders from, any taxes that may at any time be asserted against any such Person as a result of or relating to the transactions contemplated herein and in the other Transaction Documents, including any sales, gross receipts, gross margin, general corporation, tangible personal property, Illinois personal property replacement privilege or license taxes (but not including any federal, state or other taxes arising out of the creation of the Trust and the issuance of the Notes) and costs, expenses and reasonable counsel fees in defending against the same, whether arising by reason of the acts to be performed by Seller under this Agreement or the Servicer under the Sale and Servicing Agreement or imposed against the Trust Depositor, the Trust, a Noteholder or otherwise.  Notwithstanding any other provision of this Agreement, the obligation of Seller under this Section 6.03 shall not terminate upon a Service Transfer pursuant to Article Eight of the Sale and Servicing Agreement and shall survive any termination of this Agreement.

Section 6.04.                         Operation of Indemnities.  Indemnification under this Article VI shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation.  If Seller has made any indemnity payments to Trust Depositor or the Trustees pursuant to this Article VI and Trust Depositor or the Trustees thereafter collects any of such amounts from others, Trust Depositor or the Trustees will repay such amounts collected to Seller, except that any payments received by Trust Depositor or the Trustees from an insurance provider as a result of the events under which the Seller’s indemnity payments arose shall be repaid prior to any repayment of the Seller’s indemnity payment.

ARTICLE VII

MISCELLANEOUS

Section 7.01.                         Prohibited Transactions with Respect to the Trust.  Seller shall not:

(a)                                 Provide credit to any Noteholder for the purpose of enabling such Noteholder to purchase Notes;

(b)                                 Purchase any Notes in an agency or trustee capacity; or

(c)                                  Except in its capacity as Servicer as provided in the Sale and Servicing Agreement, lend any money to the Trust.

Section 7.02.                         Merger or Consolidation.  (a) Except as otherwise provided in this Section 7.02, Seller will keep in full force and effect its existence, rights and franchises as a Nevada corporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and of any of the Contracts and to perform its duties under this Agreement.

(b)                                 Any person into which Seller may be merged or consolidated, or any corporation or other entity resulting from such merger or consolidation to which Seller is a party, or any person succeeding to the business of Seller, shall be the successor to Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

(c)                                  Upon the merger or consolidation of the Seller as described in this Section 7.02, the Seller shall provide the Rating Agencies notice of such merger or consolidation within 30 days after completion of the same.

Section 7.03.                         Termination.  This Agreement shall terminate (after distribution of any amounts due to Noteholders due pursuant to Section 7.05 of the Sale and Servicing Agreement) on the Distribution Date on which the aggregate Outstanding Amount of the Notes is reduced to zero; provided, that Seller’s representations and warranties and indemnities by Seller shall survive termination.

Section 7.04.                         Assignment or Delegation by Seller.  Except as specifically authorized hereunder, Seller may not convey and assign or delegate any of its rights or obligations hereunder absent the prior written consent of Trust Depositor and the Trustees, and any attempt to do so without such consent shall be void.

Section 7.05.                         Amendment.  (a) This Agreement may be amended from time to time by Seller and Trust Depositor, with notice to the Rating Agencies, but without the consent of the Trustees or any of the Noteholders to correct manifest error, to cure any ambiguity, to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein, therein or in the Prospectus, as the case may be, or to add any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement or the Prospectus; provided, however, that such action shall not, as evidenced by an Opinion of Counsel for Seller acceptable to the Indenture Trustee, adversely affect the interests of any Noteholder.

(b)                                 This Agreement may also be amended from time to time by Seller and Trust Depositor, with the consent of the Required Holders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Indenture Trustee for the benefit of Noteholders; provided, however, that no such amendment or waiver shall (i) reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on any Contracts or distributions that shall be required to be made on any Note or (ii) reduce the aforesaid percentage of the Outstanding Amount of the Notes, the Holders of which are required to consent to any such amendment or any waiver pursuant to this Agreement, without the consent of the Holders of all Notes of the relevant Classes then outstanding.

(c)                                  Promptly after the execution of any amendment or consent pursuant to this Section 7.05, Trust Depositor shall furnish written notification of the substance of such amendment and a copy of such amendment to each Trustee and each Rating Agency.

(d)                                 It shall not be necessary for the consent of Noteholders under this Section 7.05 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable requirements as the Trustees may prescribe.

(e)                                  Upon the execution of any amendment or consent pursuant to this Section 7.05, this Agreement shall be modified in accordance therewith, and such amendment or consent shall form a part of this Agreement for all purposes.

Section 7.06.                         Notices.  All notices, demands, certificates, requests and communications hereunder (“notices”) shall be in writing and shall be effective (a) upon receipt when sent through the U.S. mail, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, or (b) upon receipt when sent through an overnight courier, or (c) on the date personally delivered to an Authorized Officer of the party to which sent, or (d) on the date transmitted by legible telecopier or electronic mail transmission with a confirmation of receipt, in all cases addressed to the recipient at the address for such recipient set forth in the Sale and Servicing Agreement.

Each party hereto may, by notice given in accordance herewith to each of the other parties hereto, designate any further or different address to which subsequent notices shall be sent.

All communications and notices pursuant hereto to Noteholders shall be in writing and delivered or mailed at the address shown in the Note Register.

Section 7.07.                         Merger and Integration.  Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement.  This Agreement may not be modified, amended, waived, or supplemented except as provided herein.

Section 7.08.                         Headings.  The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 7.09.                         Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Illinois.

Section 7.10.                         No Bankruptcy Petition. The Seller covenants and agrees that, prior to the date that is one year and one day after the payment in full of all amounts owing in respect of all outstanding Securities, as well as any other amounts distributable or payable from the Trust Estate, together with any other amounts owing in respect of obligations of the Trust Depositor, it will not institute against, or solicit or join in or cooperate with or encourage any Person to institute against, the Trust Depositor or the Trust, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any State of the United States.  This Section 7.10 shall survive termination of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

HARLEY-DAVIDSON CUSTOMER FUNDING CORP.

By:	/s/ James Darrell Thomas
Printed Name: James Darrell Thomas
Title: Vice President, Treasurer and
Assistant Secretary

HARLEY-DAVIDSON CREDIT CORP.

By:	/s/ James Darrell Thomas
Printed Name: James Darrell Thomas
Title: Vice President, Treasurer and
Assistant Secretary

Signature Page to Transfer and Sale Agreement

Exhibit A

Transfer and Sale

Agreement

FORM OF ASSIGNMENT

In accordance with the Transfer and Sale Agreement (the “Agreement”) dated as of January 1, 2015 made by and between the undersigned, as seller thereunder (“Seller”), and Harley-Davidson Customer Funding Corp., a Nevada corporation and wholly-owned subsidiary of Seller (“Trust Depositor”), as purchaser thereunder, the undersigned does hereby sell, transfer, convey and assign, set over and otherwise convey to Trust Depositor (i) all the right, title and interest of Seller in and to the Contracts listed on the List of Contracts delivered on the Closing Date (including, without limitation, all security interests created thereunder), (ii) all rights of the Seller to payments which are collected pursuant to such Contracts after the Cutoff Date, including any liquidation proceeds therefrom, (iii) all rights of Seller under any theft, physical damage, credit life, disability or other individual insurance policy (and rights under a “forced placed” policy, if any), any debt insurance policy or any debt cancellation agreement relating to any such Contract, an Obligor or a Motorcycle securing such Contract, (iv) all security interests in each such Motorcycle, (v) all documents contained in the related Contract Files, (vi) all rights of Seller in the Lockbox, Lockbox Account and related Lockbox Agreement to the extent they relate to the Contracts (but excluding payments received on or before the Cutoff Date), (vii) all rights (but not the obligations) of the Seller under any motorcycle dealer agreements between the dealers (i.e., the originators of certain Contracts) and the Seller, (viii) all rights of Seller to rebates of premiums and other amounts relating to insurance policies, debt cancellation agreements, extended service contracts or other repair agreements and other items financed under such Contracts and (ix) all proceeds and products of the foregoing.

This Assignment is made pursuant to and in reliance upon the representation and warranties on the part of the undersigned contained in Article III of the Agreement and no others.

Capitalized terms used herein but not otherwise defined shall have the meanings assigned to such terms in the Sale and Servicing Agreement dated as of January 1, 2015 made by and among the undersigned, as servicer, the Trust Depositor, Harley-Davidson Motorcycle Trust 2015-1, as issuer, and The Bank of New York Mellon Trust Company, N.A., as indenture trustee.

A-1

IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed this [          ] day of                .

HARLEY-DAVIDSON CREDIT CORP.

By:
Printed Name:
Title:

A-2

Exhibit B

Transfer and Sale

Agreement

FORM OF OFFICER’S CERTIFICATE

[Form of Closing Certificate of Servicer/Seller]

HARLEY-DAVIDSON CREDIT CORP.

Officer’s Certificate

The undersigned certifies that [s]he is [                          ] of Harley-Davidson Credit Corp. (“Harley-Davidson Credit”), and that as such is duly authorized to execute and deliver this certificate on behalf of Harley-Davidson Credit, as Servicer, in connection with the Sale and Servicing Agreement (the “Sale and Servicing Agreement”) dated as of January 1, 2015 (the “Effective Date”) by and among Harley-Davidson Credit, as Servicer, Harley-Davidson Customer Funding Corp. (“CFC”), The Bank of New York Mellon Trust Company, N.A., as Indenture Trustee and Harley-Davidson Motorcycle Trust 2015-1 (“Issuer”), and as Seller in connection with the Transfer and Sale Agreement dated as of the Effective Date (the “Transfer and Sale Agreement”) by and between Harley-Davidson Credit and CFC (all capitalized terms used herein without definition having the respective meanings set forth in the Sale and Servicing Agreement), and further certifies as follows:

(1)                                 Attached hereto as Exhibit I is a true and correct copy of the Articles of Incorporation of Harley-Davidson Credit, together with all amendments thereto as in effect on the date hereof.

(2)                                 There has been no other amendment or other document filed affecting the Articles of Incorporation of Harley-Davidson Credit since August 9, 1999, and no such amendment has been authorized by the Board of Directors or shareholders of Harley-Davidson Credit.

(3)                                 Attached hereto as Exhibit II is a Certificate of the Secretary of State of the State of Nevada dated as of a recent date, stating that Harley-Davidson Credit is duly incorporated under the laws of the State of Nevada and is in good standing.

(4)                                 Attached hereto as Exhibit III is a true and correct copy of the By-laws of Harley-Davidson Credit which were in full force and effect as of August 9, 1999 and at all times subsequent thereto.

(5)                                 Attached hereto as Exhibit IV is a true and correct copy of resolutions adopted pursuant to a unanimous written consent of the Board of Directors of Harley-Davidson Credit and relating to the authorization, execution, delivery and performance of the Transfer and Sale Agreement, the Sale and Servicing Agreement, the Underwriting Agreement and the Administration Agreement.  Said resolutions have not been amended, modified, annulled or revoked, and are on the date hereof in full force and effect and are the only resolutions relating to these matters which have been adopted by the Board of Directors.

(6)           No event with respect to Harley-Davidson Credit has occurred and is continuing which would constitute an Event of Termination or an event that, with notice or the passage of time, would constitute an Event of Termination under the Sale and Servicing Agreement.  To the best of my knowledge after reasonable investigation, there has been no material adverse change in the condition, financial or otherwise, or the earnings, business affairs or business prospects of Harley-Davidson Credit, whether or not arising in the ordinary course of business, since the respective dates as of which information is given in the Preliminary Prospectus (as defined in the Underwriting Agreement) or the Prospectus and except as set forth therein.

(7)           All federal, state and local taxes of Harley-Davidson Credit due and owing as of the date hereof have been paid.

(8)           All representations and warranties of Harley-Davidson Credit contained in the Transfer and Sale Agreement, the Sale and Servicing Agreement, the Underwriting Agreement and the Administration Agreement (collectively, the “Program Agreements”) or in any document, certificate or financial or other statement delivered in connection therewith are true and correct as of the date hereof.

(9)           There is no action, investigation or proceeding pending or, to my knowledge, threatened against Harley-Davidson Credit before any court, administrative agency or other tribunal (a) asserting the invalidity of any Program Agreement to which Harley-Davidson Credit is a party; or (b) which is likely materially and adversely to affect Harley-Davidson Credit’s performance of its obligations under, or the validity or enforceability of, the Program Agreements.

(10)         No consent, approval, authorization or order of, and no notice to or filing with, any governmental agency or body or state or federal court is required to be obtained by Harley-Davidson Credit for Harley-Davidson Credit’s consummation of the transactions contemplated by the Program Agreements, except such as have been obtained or made and such as may be required under the blue sky laws of any jurisdiction in connection with the issuance and sale of the Notes or the issuance of the Certificate.

(11)         Neither Harley-Davidson Credit’s transfer and assignment of the Contract Assets to CFC, CFC’s concurrent transfer and assignment of the Trust Corpus to the Trust, nor the concurrent pledge by the Trust of the Collateral to the Indenture Trustee, nor the issuance and sale of the Notes, the issuance of the Certificate or the entering into of the Program Agreements, nor the consummation of any other of the transactions contemplated therein, will violate or conflict with any agreement or instrument to which Harley-Davidson Credit is a party or by which it is otherwise bound.

(12)         In connection with the transfers of Contracts and related assets contemplated in the Transfer and Sale Agreement, (a) Harley-Davidson Credit has not made such transfer with actual intent to hinder, delay or defraud any creditor of Harley-Davidson Credit, and (b) Harley-Davidson Credit has not received less than a reasonably equivalent value in exchange for such transfer, is not on the date hereof insolvent (nor will Harley-Davidson Credit become insolvent as a result thereof), is not engaged (or about to engage) in a business or transaction for which it has unreasonably small capital, and does not intend to incur or believe it will incur debts beyond its ability to pay when matured.

(13)         The sole shareholder of Harley-Davidson Credit is Harley-Davidson Financial Services, Inc., a Delaware corporation, which has its chief executive office and only office in Chicago, Illinois, and has no other offices in any other state.

(14)         Each of the agreements and conditions of Harley-Davidson Credit to be performed or satisfied on or before the Closing Date under the Program Agreements has been performed or satisfied in all material respects.

(15)         Each Contract being transferred pursuant to the Transfer and Sale Agreement is evidenced by a written agreement providing for a repayment obligation as well as a security interest in the related Motorcycle securing such obligation.

(16)         Harley-Davidson Credit has not authorized the filing of any UCC financing statements listing the Contract Assets as collateral other than financing statements relating to the transactions contemplated in the Transfer and Sale Agreement.

*   *   *   *   *   *

In Witness Whereof, I have affixed my signature hereto this        day of January, 2015.

By:
Printed Name:
Title: